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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our reports dated March 22, 1996 accompanying the consolidated financial statements and schedule included in the annual report of DSP Technology Inc. and subsidiaries on Form 10-K for the year ended January 31, 1996. We hereby consent to the incorporation by rererence of said reports in the Registration Statements of DSP Technology Inc. and subsidiaries on Forms S-8, (File No. 33-6994, effective July 13, 1990, File No. 33-43163 and File No. 33-43164, effective October 4, 1991, and File No. 33-85554 and File No. 33-85540, effective October 24, 1994).

GRANT THRONTON LLP


San Jose, California
May 10, 1996